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                                                                    EXHIBIT 99.1



                     QUEPASA.COM, INC. ANNOUNCES SETTLEMENT
                             WITH SHAREHOLDER GROUP

PHOENIX--February 13, 2002-- quepasa.com, inc. (Pink Sheets: PASA) today announced that it has entered into a settlement of all litigation and potential litigation with the shareholder group that had commenced litigation against quepasa, its officers and directors. This shareholder group has also filed preliminary proxy materials opposing quepasa's proposed merger with Great Western Land & Recreation, Inc. and proposing an alternative slate of directors. The settlement provides for the dismissal of all litigation with prejudice and mutual releases by all parties.

The settlement is subject to the approval of the Superior Court of Arizona. The Court has given its preliminary approval of the settlement. The Court will hold a hearing on granting final approval on a date that will be set forth in the Company's proxy statement.

quepasa announced on February 6, 2002 that it had terminated the merger agreement with Great Western.

The statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in quepasa.com's documents filed with the Securities and Exchange Commission.

Contact information: quepasa.com, Inc. Rob Taylor (480) 949-3749